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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): OCTOBER 14, 2002



                           METRETEK TECHNOLOGIES, INC.
                           ---------------------------
            (Exact name of Registrant as specified in its charter)



         DELAWARE                       0-19793                  84-11698358
----------------------------    -----------------------      ------------------
(State or other jurisdiction    (Commission File Number)     (I.R.S Employer
of incorporation)                                            Identification No.)



             303 EAST 17TH STREET, SUITE 660, DENVER, COLORADO 80203
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (303) 785-8080
                                                           --------------


                                 NOT APPLICABLE
                    ----------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On October 14, 2002, Metretek Technologies, Inc., a Delaware corporation (the "Company"), issued a press release announcing that the Nasdaq Listing Qualifications Panel has denied its request for continued listing of its common stock, par value $.01 per share ("Common Stock"), despite its failure to comply with the $1.00 minimum bid price requirement for continued listing on the Nasdaq SmallCap Market, as set forth in Marketplace Rule 4310(c)(4). As a result, the Company's Common Stock was delisted from the Nasdaq SmallCap Market effective at the opening of business on October 15, 2002.

         The Company's Common Stock became eligible for trading on the OTC Bulletin Board on October 15, 2002. The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the counter securities. Information regarding the OTC Bulletin Board is available at www.otcbb.com.

         Despite the delisting from the Nasdaq SmallCap Market, the Company will remain a public reporting company under Securities and Exchange Commission rules. The Company expects to reconsider its listing options in the future, based upon its financial condition and stock price.

         As previously reported, the Company received a Nasdaq Staff Determination letter on August 14, 2002, that the Company failed to comply with the $1.00 minimum bid price requirement for continued listing on the Nasdaq SmallCap Market. The Staff Determination letter informed the Company that, due to such non-compliance, the Company's common stock was subject to delisting from the Nasdaq SmallCap Market. As permitted by Nasdaq rules, the Company requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination, which was held on September 26, 2002. Although the Panel indicated continued listing might be preserved if the Company promptly effected a reverse stock split resulting in compliance with the $1.00 minimum bid price requirement, the Board of Directors of the Company determined that proceeding with a reverse stock split to obtain such compliance under present circumstances would not be in the best interests of the Company and its stockholders.

         The delisting of the Company's Common Stock could have a material adverse effect on the market price of, and the trading market for, the Common Stock.

         A copy of the Company's press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (C)      EXHIBITS

         99.1     Metretek Technologies, Inc. press release issued
                  October 14, 2002.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       METRETEK TECHNOLOGIES, INC.



                                       By: /s/  W. Phillip Marcum
                                           ------------------------------------
                                           W. Phillip Marcum
                                           President and Chief Executive Officer



Dated:   October 15, 2002